UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

 FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 29 , 2013

GraphOn Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21683	13-3899021
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

1901 S. Bascom Avenue, Suite 660	95008
Campbell, CA
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (800) 472-7466

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2013, director Gordon Watson resigned from the Board of Directors of GraphOn Corporation (the “Company”), and on March 29, 2013 the Company entered into an exclusive consulting agreement with Mr. Watson whereby he will provide the Company’s Board of Directors consulting services for a term commencing upon his resignation and ending May 31, 2014.

Mr. Watson’s consulting agreement provides for total compensation of $12,500 over the term of the agreement.  In addition, out of Mr. Watson’s currently unvested options to purchase the Company’s common stock granted during his term as a director, 192,236 of such options shall continue to vest during the term of the agreement in accordance with their original terms.  Mr. Watson will also be reimbursed for his reasonable expenses incurred in rendering services to the Board in accordance with the Company’s policies.

This summary is qualified by the terms of the agreement, a copy of which is contained in Exhibit 10.1 hereto and incorporated herein by this reference.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

10.1	Consulting Agreement, dated March 29, 2013 between GraphOn Corporation and Gordon Watson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GraphOn Corporation

Dated: April 3, 2013	By:	/s/ Robert Dixon

Robert Dixon

Interim Chief Financial Officer